UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

98-0399476
(I.R.S. Employer Identification Number)

500 North Shoreline, Suite 800N, Corpus Christi, Texas 78471
Phone: (512) 828-6980
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Amir Adnani
Chief Executive Officer
500 North Shoreline, Suite 800N, Corpus Christi, Texas 78471
Phone: (512) 828-6980
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the selling Stockholders named herein.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and lit the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.001 per share	1,800,000	$3.72	$6,696,000.00	$477.42
Common Stock, par value $0.001 per share	6,476,916	$3.72	$24,094,127.52	$1,717.91
Shares of common stock, par value $0.001 per share, underlying common stock purchase warrants	3,238,461	$3.72	$12,047,074.92	$858.96
Shares of common stock, par value $0.001 per share, underlying common stock purchase warrants	155,446	$3.72	$578,259.12	$41.23
Shares of common stock, par value $0.001 per share, underlying common stock purchase warrants	269,920	$3.72	$1,004,102.40	$71.59
Total:	11,940,743	$3.72	$44,419,563.96	$3,167.11

(1)          Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of computing the amount of the registration fee, based on the average of the high and low sales prices of the Registrant's Common Stock on the NYSE Amex Equities Exchange on March 1, 2010.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. The selling Stockholders identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus	Subject to Completion

URANIUM ENERGY CORP.

11,940,743 Shares of Common Stock

This prospectus relates to the resale of up to 11,940,743 shares of common stock of Uranium Energy Corp. (the "Company") that may be offered and sold, from time to time, by the selling stockholders identified in this prospectus (each a "Selling Stockholder") named in this prospectus under the heading "Selling Stockholders". These shares include the following shares, all as described in this prospectus under "Selling Stockholders":

  the resale by certain Selling Stockholders, and their transferees, donees or successors, of an aggregate of 1,800,000 shares of our common stock issued in December 2007 pursuant to a private placement (the "December 2007 Private Placement");

  the resale by certain Selling Stockholders, and their transferees, donees or successors, of an aggregate of 6,476,916 shares of our common stock issued in July 2008 pursuant to private placements (together, the "July 2008 Private Placements");

  the resale by certain Selling Stockholders, and their transferees, donees or successors, of an aggregate of 3,238,461 shares of our common stock issuable upon the exercise of 3,238,461 common stock purchase warrants (the "July 2008 Warrants") issued pursuant to the July 2008 Private Placements;

  the resale by certain Selling Stockholders, and their transferees, donees or successors, of 155,446 shares of our common stock issuable upon exercise of 155,446 common stock purchase warrants (the "July 2008 Penalty Warrants") issued to such Selling Stockholders as liquidated damages under the registration rights agreement relating to the July 2008 Private Placements; and

  the resale by certain Selling Stockholders, and their transferees, donees or successors, of 269,920 shares of our common stock issuable upon exercise of 269,920 common stock purchase warrants (the "December 2007 Penalty Warrants") issued to such Selling Stockholders as liquidated damages under the registration rights agreement relating to the December 2007 Private Placement.

All of the proceeds from the sale of the shares covered by this prospectus will be received by the Selling Stockholders.  We will not receive any of the proceeds from the sale of those shares.

Our common stock is traded on the NYSE Amex Equities Exchange under the symbol "UEC."  On March 1, 2010, the last reported sales price for our common stock on the NYSE Amex Equities Exchange was $3.72 per share.

____________________

See "Risk Factors" beginning on page 5 of this prospectus for factors you should consider before buying shares of our common stock.

____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ◆ , 2010.

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TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	2
OFFERING SUMMARY	3
RISK FACTORS	5
FORWARD-LOOKING STATEMENTS	11
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	12
SELLING STOCKHOLDERS	12
PLAN OF DISTRIBUTION	20
DESCRIPTION OF SECURITIES TO BE REGISTERED	22
INTERESTS OF NAMED EXPERTS AND COUNSEL	22
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	22

You should rely only on the information contained in or incorporated by reference into this prospectus and any related prospectus supplement. We have not authorized anyone to give you information different from that contained in this prospectus, any related prospectus supplement or such incorporated documents. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under "Incorporation of Certain Information by Reference."

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus, "we", "us", "our", "UEC" or "our company" refers to Uranium Energy Corp. and all of its subsidiaries and affiliated companies. References to the "SEC" refer to the U.S. Securities and Exchange Commission. References to the "Securities Act" refer to the Securities Act of 1933, as amended. References to the "Exchange Act" refer to the Securities Exchange Act of 1934, as amended.

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OFFERING SUMMARY
The Issuer:	Uranium Energy Corp. Address: 500 North Shoreline, Suite 800N, Corpus Christi, Texas 78471 Telephone: (512) 828-6980

The Selling Stockholders:

The Selling Stockholders include:

  those certain Selling Stockholders that were issued (i) 6,476,916 shares of our common stock and 3,238,461 July 2008 Warrants (each exercisable to purchase one additional share of common stock at $3.10 per share) in the July 2008 Private Placements and (ii) 155,446 July 2008 Penalty Warrants (each exercisable to purchase one additional share of common stock at $3.10 per share) on March 1, 2010 as liquidated damages under the registration rights agreement relating to the July 2008 Private Placements; and

  those certain Selling Stockholders that were issued (i) 1,800,000 shares of our common stock in the December 2007 Private Placement and (ii) an aggregate of 269,920 December 2007 Penalty Warrants (each exercisable to purchase one additional share of common stock at $4.25 per share) as liquidated damages under the registration rights agreement relating to the December 2007 Private Placement.

Shares Offered by the Selling Stockholders:

The Selling Stockholders are offering up to an aggregate of 11,940,743 shares of our common stock comprised of:

  1,800,000 shares of our common stock issued in December 2007 pursuant to the December 2007 Private Placement;

  6,476,916 shares of our common stock issued in July 2008 pursuant to the July 2008 Private Placements;

  3,238,461 shares of our common stock issuable upon the exercise of 3,238,461 July 2008 Warrants issued pursuant to the July 2008 Private Placements;

  155,446 shares of our common stock issuable upon exercise of 155,446 July 2008 Penalty Warrants issued as liquidated damages under the registration rights agreement relating to the July 2008 Private Placements; and

  5. 269,920 shares of our common stock issuable upon exercise of 269,920 December 2007 Penalty Warrants issued as liquidated damages under the registration rights agreement relating to the December 2007 Private Placement.

Offering Price:

The Selling Stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold on the NYSE Amex Equities Exchange, any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, or in transactions otherwise than on these exchanges or systems and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

Use of Proceeds:

We will not receive any of the proceeds from the sale of shares by the Selling Stockholders. However, some of the shares that may be offered for sale by certain Selling Stockholders under this prospectus are issuable upon exercise of warrants. If all of these warrants are exercised, which cannot be assured, we will receive total proceeds of $11,668,271. The proceeds, if any, would be used for general corporate purposes. We will, however, incur all costs associated with this registration statement and prospectus.

Market for our Common Stock:

Our common stock is listed for trading on the NYSE Amex Equities Exchange under the symbol "UEC". On March 1, 2010 the high and low prices for one share of our common stock on the NYSE Amex were $3.76 and $3.68, respectively; the closing price for one share of our common stock on the NYSE Amex on that date was $3.72.

Outstanding Shares of Common Stock:	There were 60,293,674 shares of common stock outstanding as of March 1, 2010.

Risk Factors:	See "Risk Factors" and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

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RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below may not be all of the risks facing our company. Additional risks not presently known to us or that we currently consider immaterial may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Risks Related to Our Business

We will require significant additional financing in order to continue our exploration activities and our assessment of the commercial viability of our mineral properties.

We will need to raise additional financing to complete further exploration of our mineral properties. Furthermore, if the costs of our planned exploration programs are greater than anticipated, we may have to seek additional funds through public or private share offerings or arrangements with corporate partners. There can be no assurance that we will be successful in our efforts to raise these require funds, or on terms satisfactory to us. The continued exploration of our mineral properties and the development of our business will depend upon our ability to establish the commercial viability of our mineral properties and to ultimately develop cash flow from operations and reach profitable operations. We currently are in the exploration stage and we have no revenue from operations and we are experiencing significant negative cash flow. Accordingly, the only other sources of funds presently available to us are through the sale of equity. We presently believe that debt financing will not be an alternative to us as all of our properties are in the exploration stage. Alternatively, we may finance our business by offering an interest in our mineral properties to be earned by another party or parties carrying out further exploration thereof or to obtain project or operating financing from financial institutions. If we are unable to obtain this additional financing, we will not be able to continue our exploration activities and our assessment of the commercial viability of our mineral properties.

As our mineral properties do not contain any reserves or any known body of economic mineralization, we may not discover commercially exploitable quantities of ore on our mineral properties that would enable us to enter into commercial production, achieve revenues and recover the money we spends on exploration.

Our properties do not contain reserves in accordance with the definitions adopted by the SEC and there is no assurance that any exploration programs that we carry out will establish reserves. All of our mineral properties are in the exploration stage as opposed to the development stage and have no known body of economic mineralization. The known mineralization at these projects has not yet been determined to be economic ore, and may never be determined to be economic. We plan to conduct further exploration activities on our mineral properties, which future exploration may include the completion of feasibility studies necessary to evaluate whether a commercial mineable orebody exists on any of our mineral properties. There is a substantial risk that these exploration activities will not result in discoveries of commercially recoverable quantities of ore. Any determination that our properties contain commercially recoverable quantities of ore may not be reached until such time that final comprehensive feasibility studies have been concluded that establish that a potential mine is likely to be economic. There is a substantial risk that any preliminary or final feasibility studies carried out by us will not result in a positive determination that our mineral properties can be commercially developed.

Our exploration activities on our mineral properties may not be successful, which could lead us to abandon our plans to develop the property and its investments in exploration.

We are an exploration stage company and have not as yet established any reserves on our properties. Our long-term success depends on our ability to establish commercially recoverable quantities of ore on our mineral properties that can then be developed into commercially viable mining operations. Mineral exploration is highly speculative in nature, involves many risks and is frequently non-productive. These risks include unusual or unexpected geologic formations, and the inability to obtain suitable or adequate machinery, equipment or labor. The success of uranium exploration is determined in part by the following factors:

  identification of potential uranium mineralization based on superficial analysis;

  availability of government-granted exploration permits;

  the quality of management and geological and technical expertise; and

  the capital available for exploration.

Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining. Whether a mineral deposit will be established or determined to be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. We may invest significant capital and resources in exploration activities and abandon such investments if we are unable to identify commercially exploitable mineral reserves. The decision to abandon a project may reduce the trading price of our common stock and impair our ability to raise future financing. We cannot provide any assurance to investors that we will discover any mineralized material in sufficient quantities on any of our properties to justify commercial operations. Further, we will not be able to recover the funds that we spend on exploration if we are not able to establish commercially recoverable quantities of ore on our mineral properties.

Our business is difficult to evaluate because we have a limited operating history.

In considering whether to invest in our common stock, you should consider that our inception was May 16, 2003 and, as a result, there is only limited historical financial and operating information available on which to base your evaluation of our performance.

We have a history of operating losses and there can be no assurances we will be profitable in the future.

We have a history of operating losses, expect to continue to incur losses, and may never be profitable, and we must be considered to be in the exploration stage. Further, we have been dependent on sales of our equity securities and debt financing to meet our cash requirements. We have incurred losses totaling $60,201,191 from May 16, 2003 (inception) to October 31, 2009. We incurred net losses totaling $6,297,727 in the three months ended October 31, 2009, $13,503,576 in the year ended July 31, 2009, $19,236,124 in the year ended July 31, 2008, and $8,044,743 during the seven months ended July 31, 2007. Further, we do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that: (i) the costs to acquire additional uranium exploration claims are more than we currently anticipate; (ii) exploration costs for additional claims increase beyond our expectations; or (iii) we encounter greater costs associated with general and administrative expenses or offering costs.

Our participation in an increasingly larger number of uranium mineral exploration prospects has required and will continue to require substantial capital expenditures. The uncertainty and factors described throughout this section may impede our ability to economically discover uranium prospects. As a result, we may not be able to achieve or sustain profitability or positive cash flows from operating activities in the future.

We will require additional funding in the future.

Based upon our historical losses from operations, we will require additional funding in the future. If we cannot obtain capital through financings or otherwise, our ability to execute our exploration programs will be greatly limited. Our current plans require us to make capital expenditures for the exploration of our minerals exploration properties. Historically, we have funded our operations through the issuance of equity and short-term debt financing arrangements. We may not be able to obtain additional financing on favorable terms, if at all. Our future cash flows and the availability of financing will be subject to a number of variables, including the market prices of uranium. Further, debt financing could lead to a diversion of cash flow to satisfy debt-servicing obligations and create restrictions on business operations. If we are unable to raise additional funds, it would have a material adverse effect upon our operations.

As part of our growth strategy, we intend to acquire additional mineral exploration properties.

Such acquisitions may pose substantial risks to our business, financial condition, and results of operations. In pursuing acquisitions, we will compete with other companies, many of which have greater financial and other resources to acquire attractive properties. Even if we are successful in acquiring additional properties, some of the properties may not produce positive results of exploration, or we may not complete exploration of such prospects within specified time periods may cause the forfeiture of the lease in that prospect. There can be no assurance that we will be able to successfully integrate acquired properties, which could result in substantial costs and delays or other operational, technical, or financial problems. Further, acquisitions could disrupt ongoing business operations. If any of these events occur, it would have a material adverse effect upon our operations and results from operations.

We are a new entrant into the uranium mineral exploration industry without profitable operating history.

Since inception, our activities have been limited to organizational efforts, obtaining working capital and acquiring and exploring a very limited number of properties. As a result, there is limited information upon which to base our future success.

The business of minerals exploration is subject to many risks and uncertainties, including those described in this section, and if uranium is found in economic quantities, the profitability of future uranium mining ventures depends upon factors beyond our control. The profitability of mining uranium properties if economic quantities of uranium are found is dependent upon many factors and risks beyond our control, including, but not limited to: (i) unanticipated ground and water conditions and adverse claims to water rights; (ii) geological problems; (iii) metallurgical and other processing problems; (iv) the occurrence of unusual weather or operating conditions and other force majeure events; (v) lower than expected ore grades; (vi) accidents; (vii) delays in the receipt of or failure to receive necessary government permits; (viii) delays in transportation; (ix) labor disputes; (x) government permit restrictions and regulation restrictions; (xi) unavailability of materials and equipment; and (xii) the failure of equipment or processes to operate in accordance with specifications or expectations.

The risks associated with exploration and, if applicable, mining could cause personal injury or death, environmental damage, delays in mining, monetary losses and possible legal liability.

We are not currently engaged in mining operations because we are in the exploration phase and have not yet any proved uranium reserves. We carry some property and liability insurance. Cost effective insurance contains exclusions and limitations on coverage and may be unavailable in some circumstances.

The uranium exploration industry is highly competitive and there is no assurance that we will be successful in acquiring the leases.

The uranium exploration industry is intensely competitive, and we compete with other companies that have greater resources. Many of these companies not only explore for and produce uranium, but also market uranium and other products on a regional, national or worldwide basis. These companies may be able to pay more for productive uranium properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of low uranium market prices. Our larger competitors may be able to absorb the burden of present and future federal, state, local and other laws and regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties and to explore them in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for exploratory prospects.

The marketability of natural resources will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include macroeconomic factors, market fluctuations in commodity pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of uranium and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Uranium mining operations are subject to comprehensive regulation, which may cause substantial delays or require capital outlays in excess of those anticipated, causing an adverse effect on our business operations.

If economic quantities of uranium are found on any lease owned by us in sufficient quantities to warrant uranium mining operations, such mining operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Uranium mining operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of mining methods and equipment. Various permits from government bodies are required for mining operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus resulting in an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend material amounts on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Uranium minerals exploration and development and mining activities are subject to certain environmental regulations, which may prevent or delay the commencement or continuance of our operations.

Uranium minerals exploration and development and future potential uranium mining operations are or will be subject to stringent federal, state, provincial, and local laws and regulations relating to improving or maintaining environmental quality. Environmental laws often require parties to pay for remedial action or to pay damages regardless of fault. Environmental laws also often impose liability with respect to divested or terminated operations, even if the operations were terminated or divested of many years ago.

Future potential uranium mining operations and current exploration activities are or will be subject to extensive laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Uranium mining is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products occurring as a result of mineral exploration and production. Compliance with these laws and regulations will impose substantial costs on us and will subject us to significant potential liabilities.

Costs associated with environmental liabilities and compliance are expected to increase with the increasing scale and scope of operations and we expect these costs may increase in the future.

We believe that our operations comply, in all material respects, with all applicable environmental regulations. However, we are not fully insured at the current date against possible environmental risks.

Any change in government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other applicable jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter our ability to carry on business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

We may be unable to retain key employees or consultants or recruit additional qualified personnel.

Our extremely limited personnel means that we would be required to spend significant sums of money to locate and train new employees in the event any of our employees resign or terminate their employment with us for any reason. Due to our limited operating history and financial resources, we are entirely dependent on the continued service of Amir Adnani, our President, Chief Executive Officer, Principal Executive Officer and a director, and Harry Anthony, our Chief Operating Officer and a director. Further, we do not have key man life insurance on any of these individuals. We may not have the financial resources to hire a replacement if any of our officers were to die. The loss of service of any of these employees could therefore significantly and adversely affect our operations.

Our officers and directors may be subject to conflicts of interest.

Some of our officers and directors serve only part time and may be subject to conflicts of interest. Each may devote part of his working time to other business endeavors, including consulting relationships with other corporate entities, and may have responsibilities to these other entities. Such conflicts may include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to us. Because of these relationships, some of our officers and directors may be subject to conflicts of interest.

Nevada law and our articles of incorporation may protect our directors from certain types of lawsuits.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

A majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

A majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on our directors or officers, or enforce within the United States or Canada any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. In addition, investors may not be able to commence an action in a Canadian court predicated upon the civil liability provisions of the securities laws of the United States. The foregoing risks also apply to those experts identified in this prospectus that are not residents of the United States.

Risks Related to Our Common Stock

Sales of a substantial number of shares of our common stock into the public market by our Stockholders may result in significant downward pressure on the price of our common stock and could affect your ability to realize the current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market by our Stockholders could cause a reduction in the market price of our common stock. As of March 1, 2010, we had 60,293,674 shares of common stock issued and outstanding. Upon declaration of effectiveness of the registration statement of which this prospectus forms a part, 11,940,743 shares of our issued and outstanding shares (18.7% of our issued and outstanding stock, assuming issuance of the warrant shares for which registration has been sought) will be available for resale by the Selling Stockholders. The sale of such shares by the Selling Stockholders could have an adverse effect on the price of our common stock.

Any significant downward pressure on the price of our common stock as the Selling Stockholders or other stockholders sell their shares of our common stock could place downward pressure on the price of our common stock.

The trading price of our common stock on the American Stock Exchange and previously on the OTC Bulletin Board has been and may continue to fluctuate significantly and stockholders may have difficulty reselling their shares.

Our common stock commenced trading on the American Stock Exchange on September 28, 2007, and previously traded on the OTC Bulletin Board, and the trading price has fluctuated. In addition to volatility associated with securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our discovery or development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

Additional issuances of equity securities may result in dilution to our existing stockholders. Our Articles of Incorporation authorize the issuance of 750,000,000 shares of common stock.

The Board of Directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and the issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, if you acquire shares of our common stock, your proportionate ownership interest and voting power could be decreased. Further, any such issuances could result in a change of control.

Our common stock is classified as a "penny stock" under SEC rules which limits the market for our common stock.

Because the market price of the common stock has fluctuated and may trade at times at less than $5 per share, the common stock may be classified as a "penny stock." SEC Rule 15g-9 under the Exchange Act imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." This includes the requirement that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customers concerning the risk of penny stocks. Many broker-dealers decline to participate in penny stock transactions because of the extra requirements imposed on penny stock transactions. Application of the penny stock rules to our common stock reduces the market liquidity of our shares, which in turn affects the ability of holders of our common stock to resell the shares they purchase, and they may not be able to resell at prices at or above the prices they paid.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise additional capital for our operations. Because our operations to date have been principally financed through the sale of equity securities, a decline in the price of our common stock could have an adverse effect upon our liquidity and our continued operations. A reduction in our ability to raise equity capital in the future would have a material adverse effect upon our business plan and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have incorporated by reference contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements convey our current expectations or forecasts of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. Any forward-looking statements are based on our current expectations and projections about future events and are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

 In some cases, you can identify forward-looking statements by terminology, such as "expects," "anticipates," "intends," "estimates," "plans," "believes," "seeks," "may," "should", "could" or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors described herein and those included in any accompanying prospectus supplement or in any document incorporated by reference into this prospectus.

You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we concurrently expect. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above, as well as the risk factors referred to in this prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

The proceeds from the sale of the common stock covered by this prospectus will be received by the Selling Stockholders.  We will not receive any proceeds from the sale by the Selling Stockholders of the shares of common stock offered by this prospectus. However, some of the shares that may be offered for sale by certain Selling Stockholders under this prospectus are issuable upon exercise of warrants. If all of these warrants are exercised, which cannot be assured, we will receive total proceeds of $11,668,271. The proceeds, if any, would be used for general corporate purposes.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell all or a portion of the shares of common stock beneficially owned by them from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold on the NYSE Amex Equities Exchange, any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, or in transactions otherwise than on these exchanges or systems and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

SELLING STOCKHOLDERS

The Selling Stockholders named in this prospectus is offering, from time to time, the 11,940,743 shares of common stock under this prospectus, consisting of the following:

  1,800,000 shares of our common stock issued in December 2007 pursuant to the December 2007 Private Placement;

  6,476,916 shares of our common stock issued in July 2008 pursuant to the July 2008 Private Placements;

  3,238,461 shares of our common stock issuable upon the exercise of 3,238,461 July 2008 Warrants issued pursuant to the July 2008 Private Placements;

  155,446 shares of our common stock issuable upon exercise of 155,446 July 2008 Penalty Warrants issued as liquidated damages under the registration rights agreement relating to the July 2008 Private Placements; and

  269,920 shares of our common stock issuable upon exercise of 269,920 December 2007 Penalty Warrants issued as liquidated damages under the registration rights agreement relating the December 2007 Private Placement.

The following provides greater detail regarding such shares:

Pursuant to the July 2008 Private Placements, on July 11, 2008 and July 18, 2008, we issued an aggregate of 6,476,916 units (the "July 2008 Units") at a price of $2.40 per July 2008 Unit, with each July 2008 Unit consisting of one share of common stock and one-half of one July 2008 Warrant, to certain of the Selling Stockholders named herein (the "July 2008 Private Placement Selling Stockholders"). Each whole July 2008 Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.10 per share for a period of two years from the date of issuance. Pursuant to the terms of the registration rights agreement that formed part of the July 2008 Private Placement (the "July 2008 Registration Rights Agreement"), we agreed to keep the registration statement registering the July 2008 Private Placement securities effective for a period of two years; if we failed to do so, we agreed to issue to the July 2008 Private Placement Selling Stockholders, each month until the situation is cured and in accordance with the terms of the July 2008 Registration Rights Agreement, one-hundredth of a warrant to acquire shares of our common stock for each $1.00 in aggregate funds paid by such Selling Stockholders for our securities, exercisable at a price of $3.10 per share, expiring two years from the date of issuance thereof. The original registration statement relating to the July 2008 Private Placement is no longer effective. Accordingly, on March, 1, 2010 we issued to the July 2008 Private Placement Selling Stockholders 155,446 July 2008 Penalty Warrants to acquire up to 155,446 shares of our common stock. Thus, the common stock registered includes the 6,476,916 shares of common stock issued pursuant to the July 2008 Private Placements, 3,238,461 shares of common stock issuable upon exercise of the July 2008 Warrants, and 155,446 shares issuable upon exercise of the July 2008 Penalty Warrants.

Pursuant to the December 2007 Private Placement, on December 12, 2007 we closed a private placement of 1,800,000 units (the "December 2007 Units") at a price of $3.75 per December 2007 Unit. Pursuant to the terms of the registration rights agreement that formed part of the December 2007 Private Placement (the "December 2007 Registration Rights Agreement"), if the SEC did not declare our registration statement effective by April 12, 2008, we agreed to issue to the Selling Stockholders that purchased securities in the December 2007 Private Placement (the "December 2007 Private Placement Selling Shareholders") one-hundredth of a warrant to acquire shares of our common stock for each $1.00 in aggregate funds paid by such Selling Stockholders for our securities, exercisable at a price of $4.25 per share, expiring two years from the date of issuance thereof. As a result, in April, May and June 2008, we issued to the December 2007 Private Placement Selling Stockholders 202,440 December 2007 Penalty Warrants to acquire an aggregate of up to 202,440 shares of our common stock. In addition, pursuant to the terms of the December 2007 Registration Rights Agreement, we agreed to keep the registration statement registering certain securities, including the 1,800,000 shares issued as part of the December 2007 Units and the 202,440 shares issuable upon exercise of the December 2007 Penalty Warrants, effective for a period of three years; if we failed to do so, we agreed to issue to the December 2007 Private Placement Selling Stockholders, each month until the situation is cured and in accordance with the terms of the December 2007 Registration Rights Agreement, one-hundredth of a warrant to acquire shares of our common stock for each $1.00 in aggregate funds paid by such December 2007 Private Placement Selling Stockholders for our securities, exercisable at a price of $4.25 per share, expiring two years from the date of issuance thereof. The original registration statement relating to the registration of such shares is no longer effective. Accordingly, on March, 1, 2010 we issued to the December 2007 Private Placement Selling Stockholders an additional 67,480 December 2007 Penalty Warrants to acquire up to 67,480 shares of our common stock. Thus, the common stock registered includes the 1,800,000 shares issued as part of the December 2007 Units and an aggregate of 269,920 shares issuable upon exercise of December 2007 Penalty Warrants.

The following table sets forth information as of March 1, 2010 regarding the ownership of shares of common stock held by Selling Stockholders to the best of our knowledge. To our knowledge, none of the Selling Stockholders is a registered broker-dealer or an affiliate thereof.

	Shares Owned Prior To This Offering		Number of Shares Being Offered	Shares Owned After This Offering
Name of Selling Stockholder	Number(1)	Percentage(2)	Number	Number	Percentage(2)
December 2007 Private Placement
Jayvee & Co.(4)	1,157,242	1.9%	891,071(3)	266,171	*
NBCN Inc.(5)	450,502	*	450,502(3)	Nil	Nil
BMO Nesbitt Burns Inc.(6)	192,511	*	192,511(3)	Nil	Nil
Delaware Street Capital Master Fund LP(7)	230,000	*	230,000(8)	Nil	Nil
Encompass Fund (9)	21,500	*	11,500(10)	10,000	*
D. Agard & L. McConlogue, Agard-McConlogue Family Revocable Trust(11)	10,692	*	10,692(3)	Nil	Nil

	Shares Owned Prior To This Offering		Number of Shares Being Offered	Shares Owned After This Offering
Name of Selling Stockholder	Number(1)	Percentage(2)	Number	Number	Percentage(2)
R. Amado & A. Amado Ttee, Amado Family Trust(12)	9,200	*	9,200(3)	Nil	Nil
E. Ammirati & J. Ammirati, The John & Erika Ammirati 2000 Trust (13)	7,704	*	7,704(3)	Nil	Nil
Jim Bogios	9,200	*	9,200(3)	Nil	Nil
B. Bunshoft & S. Bunshoft Ttee, Bunshoft Family Revocable Trust(14)	9,200	*	9,200(3)	Nil	Nil
Rae Lyn Burke & Regis Baker Kelly Community Property(15)	6,092	*	6,092(3)	Nil	Nil
William J. & Lori L. Burkett Rev Liv Trust(16)	7,704	*	7,704(3)	Nil	Nil
Sandra Lee Chen Ttee, Sidney & Sandra Lee Chen Trust(17)	10,692	*	10,692(3)	Nil	Nil
Charlene B. Christo Ttee, Charlene B. Christo Trust(18)	9,200	*	9,200(3)	Nil	Nil
David Lynn Bryson	9,200	*	9,200(3)	Nil	Nil
Roswitha M. Dibernardo	6,092	*	6,092(3)	Nil	Nil
Dennis Michael Dougherty	6,092	*	6,092(3)	Nil	Nil
Sharon Fertitta Ttee, Sharon Fertitta Rev Inter Trust (19)	6,092	*	6,092(3)	Nil	Nil
S. Frankel & J. Reid Ttee, SH Frankel & JE Reid Revocable Trust(20)	12,188	*	12,188(3)	Nil	Nil
Ginger H. Creevy	3,104	*	3,104(3)	Nil	Nil
J. Cohen & M. Gissen Ttee, Malcolm Gissen/Judith Cohen 2003 Trust(21)	12,188	*	12,188(22)	Nil	Nil
Carol Anne Gross	6,092	*	6,092(3)	Nil	Nil
Keith A. Hanson	7,704	*	7,704(3)	Nil	Nil
David Arthur Immergluck	10,692	*	10,692(3)	Nil	Nil
Mari Mayeda	7,704	*	7,704(3)	Nil	Nil
R. McKee & B. McKee Ttee, The McKee Family 2005 Trust(23)	7,704	*	7,704(3)	Nil	Nil
A. Mendelsohn & J. Mendelsohn Ttee, Andrew J and Judith A Mendelsohn Trust(24)	12,648	*	12,648(3)	Nil	Nil
Paolo Morante & Brigid Doherty Joint Tenants(25)	6,092	*	6,092(3)	Nil	Nil

	Shares Owned Prior To This Offering		Number of Shares Being Offered	Shares Owned After This Offering
Name of Selling Stockholder	Number(1)	Percentage(2)	Number	Number	Percentage(2)
Joe F. Neal & Janet B. Neal Ttee, Neal Revocable Trust(26)	6,092	*	6,092(3)	Nil	Nil
M. Ogus & R. Ogus Ttee, Ogus Family Trust(27)	6,092	*	6,092(3)	Nil	Nil
Sudha M. Pennathur & Edward P. Messerly Joint Tenants(28)	6,092	*	6,092(3)	Nil	Nil
Robert B. Viener Ttee, Robert B. Viener Trust(29)	6,092	*	6,092(3)	Nil	Nil
J. Viener & R. Viener, Joan E. Viener Revocable Trust(30)	6,092	*	6,092(3)	Nil	Nil
Wayne and Christine Richards Ttee, WL & CM Richards Rev Inter Vivos Trust(31)	4,600	*	4,600(3)	Nil	Nil
E. Blackburn & J. Sedat Ttee, Sedat Family Revocable Trust(32)	4,600	*	4,600(3)	Nil	Nil
Glenn B. Stoller Ttee, Glenn B. Stoller Inter Vivos Trust(33)	7,704	*	7,704(3)	Nil	Nil
Noah Stroe Ttee, U/W Mara Stroe, FBO Anthony Stroe Trust(34)	7,704	*	7,704(3)	Nil	Nil
Susan P. Tom Ttee, Susan P. Tom Revocable Trust(35)	6,092	*	6,092(3)	Nil	Nil
Howard J. Toner	7,704	*	7,704(3)	Nil	Nil
Dan J. Vickrey	9,200	*	9,200(3)	Nil	Nil
P. Walter and P. Caldera-Munoz TTE, Walter 1997 Trust(36)	7,704	*	7,704(3)	Nil	Nil
Joyce Wesolowski	6,092	*	6,092(3)	Nil	Nil
Arnold B. Wolfe M.D. Ttee, The Arnold and Nancy Wolfe Living Trust(37)	9,200	*	9,200(3)	Nil	Nil
July 2008 Private Placements
Pomona College (38)	137,160	*	137,160(39)	Nil	Nil
Jane Cecil	45,720	*	45,720(40)	Nil	Nil
Michael Connor & Dale Connor JTWROS	15,240	*	15,240(41)	Nil	Nil
Cranshire Capital, LP. (42)	158,749	*	158,749(43)	Nil	Nil
Crestview Capital Master, LLC (44)	158,749	*	158,749(45)	Nil	Nil
Dr. Cyril Geacintov & Elke Geacintov, JTWROS	15,240	*	15,240(46)	Nil	Nil

	Shares Owned Prior To This Offering		Number of Shares Being Offered	Shares Owned After This Offering
Name of Selling Stockholder	Number(1)	Percentage(2)	Number	Number	Percentage(2)
Ehrlich Hood Associates LP (47)	15,240	*	15,240(48)	Nil	Nil
The Natural Resources Fund (49)	243,840	*	243,840(50)	Nil	Nil
Delaware Street Capital Master Fund LP(7)	1,905,000	3.1%	1,905,000(8)	Nil	*
Robert W. Duggan	251,460	*	251,460(51)	Nil	Nil
Harold C. Smith	64,008	*	64,008(52)	Nil	Nil
Josephine Lawrence Hopkins Foundation (53)	76,200	*	76,200(54)	Nil	Nil
Front Street Investment Management Inc. (55)	1,524,002	2.5%	1,524,002(56)	Nil	Nil
Fernando Emy	15,240	*	15,240(57)	Nil	Nil
2035718 Ontario Inc. (58)	152,400	*	152,400(59)	Nil	Nil
Iroquois Master Fund Ltd. (60)	127,000	*	127,000(61)	Nil	Nil
Nordea Bank Danmark A/S (62)	812,000	1.3%	762,000(63)	50,000	*
Lynn Sackett & Allan Weintraub Ten-In-Com	15,240	*	15,240(64)	Nil	Nil
Morton N. Richter & Sara N. Richter JTWROS	15,240	*	15,240(65)	Nil	Nil
Mecca Temple A.A.O.N.M.S. (66)	30,480	*	30,480(67)	Nil	Nil
The Dalrymple Global Resources Master Fund, LP (68)	762,000	1.3%	762,000(69)	Nil	Nil
Truk International Fund, LP. (70)	44,196	*	44,196(71)	Nil	Nil
Truk Opportunity Fund, LLC (72)	108,204	*	108,204(73)	Nil	Nil
Russian Nobility Association (74)	30,480	*	30,480(75)	Nil	Nil
Uranium Focused Energy Fund (76)	647,700	1.1%	647,700(77)	Nil	Nil
Lynn G. Kanzer	7,620	*	7,620(78)	Nil	Nil
Hadron Master Fund (79)	457,200	*	457,200(80)	Nil	Nil
John King Burns	152,400	*	152,400(81)	Nil	Nil
Highbridge International LLC (82)	317,501	*	317,501(83)	Nil	Nil
Marshall G. Berol	6,858	*	6,858(84)	Nil	Nil
Craig S. Valdes	7,620	*	7,620(85)	Nil	Nil
J. Cohen & M. Gissen Ttee, Malcolm Gissen/Judith Cohen 2003 Trust(21)	9,525	*	9,525(22)	Nil	*
Encompass Fund (9)	15,240	*	15,240(10)	Nil	*
Michael D. Spett	15,240	*	15,240(86)	Nil	Nil

	Shares Owned Prior To This Offering		Number of Shares Being Offered	Shares Owned After This Offering
Name of Selling Stockholder	Number(1)	Percentage(2)	Number	Number	Percentage(2)
Jim Pattison Developments Ltd. (87)	95,250	*	95,250(88)	Nil	Nil
Camlin Global Catalyst Fund (89)	32,004	*	32,004(90)	Nil	Nil
Investors Mergers and Acquisitions Fund (91)	1,274,826	2.1%	1,274,826(92)	Nil	Nil
Clarion Capital Corporation(93)	158,751	*	158,751(94)	Nil	Nil
Total:	12,266,914	19.2%	11,940,743	326,171	*

*     Less than one percent.

(1)   Includes shares of common stock currently held by the Selling Stockholders and shares issuable upon exercise of all warrants owned by the Selling Stockholder.

(2)   The applicable percentage of ownership is based on 60,293,674 shares of common stock outstanding as of March 1, 2010, plus the number of shares of common stock that would be outstanding if all of the warrants held by such Selling Stockholder were exercised.

(3)   Includes issued and outstanding shares as well as shares issuable upon exercise of December 2007 Penalty Warrants at an exercise price of $4.25 per share. In each case, 25% of the December 2007 Penalty Warrants expire on April 12, 2010, 25% expire on May 12, 2010, 25% expire on June 12, 2010 and the remaining 25% expire on March 1, 2012.

(4)   Craig Porter, portfolio manager for Front Street Investment Management Inc., on behalf of Jayvee & Co., has discretionary authority to purchase, vote and dispose of the securities on behalf of its client. Mr. Porter disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(5)   Craig Porter, portfolio manager for Front Street Investment Management Inc., on behalf of NBCN Inc., has discretionary authority to purchase, vote and dispose of the securities on behalf of its client. Mr. Porter disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(6)   Craig Porter, portfolio manager for Front Street Investment Management Inc., on behalf of BMO Nesbitt Burns Inc., has discretionary authority to purchase, vote and dispose of the securities on behalf of its client. Mr. Porter disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(7)   Delaware Street Capital Master Fund, LP is listed under the December 2007 Private Placement as well as the July 2008 Private Placement in this Selling Stockholder table. Andrew Bluhm, principal of the investment manager of Delaware Street Capital Master Fund, LP, has discretionary authority to purchase, vote and dispose of these securities. Mr. Bluhm disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(8)   Delaware Street Capital Master Fund LP's holdings include shares, 30,000 shares issuable upon exercise of 30,000 July 2008 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012, as well as 30,000 shares issuable upon exercise of December 2007 Penalty Warrants at an exercise price of $4.25 per share (25% of which expire on April 12, 2010, 25% expire on May 12, 2010, 25% expire on June 12, 2010 and the remaining 25% expire on March 1, 2012).

(9)   Encompass Fund is listed under the December 2007 Private Placement as well as the July 2008 Private Placement in this Selling Stockholder table. Malcolm Gissen, for Encompass Fund, has discretionary authority to purchase, vote and dispose of these securities. Mr. Gissen disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(10)  Encompass Fund's holdings includes shares, 240 shares issuable upon exercise of 240 July 2008 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012, as well as 1,500 shares issuable upon exercise of December 2007 Penalty Warrants at an exercise price of $4.25 per share (25% of which expire on April 12, 2010, 25% expire on May 12, 2010, 25% expire on June 12, 2010 and the remaining 25% expire on March 1, 2012).

(11)  David Agard and Lisa McConlogue, as trustees for Agard-McConlogue Family Revocable Trust, have discretionary authority to purchase, vote and dispose of the securities on behalf of the trust. Mr. Agard and Ms. McConlogue disclaim beneficial ownership as to such securities except to the extent of their pecuniary interests therein.

(12)  Robert Amado and Ada Amado, as trustees for Amado Family Trust, have discretionary authority to purchase, vote and dispose of the securities on behalf of the trust. Mr. Amado and Ms. Amado disclaim beneficial ownership as to such securities except to the extent of their pecuniary interests therein.

(13)  Erika Ammirati and John Ammirati, as trustees for The John & Erika Ammirati 2000 Trust, have discretionary authority to purchase, vote and dispose of the securities on behalf of the trust. Ms. Ammirati and Mr. Ammirati disclaim beneficial ownership as to such securities except to the extent of their pecuniary interests therein.

(14)  Barry Bunshoft and Sylvia Bunshoft, as trustees for Bunshoft Family Revocable Trust, have discretionary authority to purchase, vote and dispose of the securities on behalf of the trust. Mr. Bunshoft and Ms. Bunshoft disclaim beneficial ownership as to such securities except to the extent of their pecuniary interests therein.

(15)  Rae Lyn Burke and Regis Kelly have authority to purchase, vote and dispose of the securities as their community property.

(16)  William Burkett and Lori Burkett, as trustees for William J. & Lori L. Burkett Rev Liv Trust, have discretionary authority to purchase, vote and dispose of the securities on behalf of the trust. Mr. Burkett and Ms. Burkett disclaim beneficial ownership as to such securities except to the extent of their pecuniary interests therein.

(17)  Sandra Chen and Sidney Chen, as trustees for Sidney & Sandra Lee Chen Trust, have discretionary authority to purchase, vote and dispose of the securities on behalf of the trust. Mr. Chen and Ms. Chen disclaim beneficial ownership as to such securities except to the extent of their pecuniary interests therein.

(18)  Charlene B. Cristo, as trustee for Charlene B. Cristo Trust, has discretionary authority to purchase, vote and dispose of the securities on behalf of the trust. Ms. Cristo disclaims beneficial ownership as to such securities except to the extent of her pecuniary interests therein.

(19)  Sharon Fertitta, as trustee for Sharon Fertitta Rev Inter Trust, has discretionary authority to purchase, vote and dispose of the securities on behalf of the trust. Ms Fertitta disclaims beneficial ownership as to such securities except to the extent of her pecuniary interests therein.

(20)  Steven Frankel and Joan Reid, as trustees for SH Frankel & JE Reid Revocable Trust, have discretionary authority to purchase, vote and dispose of the securities on behalf of the trust. Mr. Frankel and Ms. Reid disclaim beneficial ownership as to such securities except to the extent of their pecuniary interests therein.

(21)  The Malcolm Gissen/Judith Cohen 2003 Trust is listed under the December 2007 Private Placement as well as the July 2008 Private Placement in this Selling Stockholder table. Judith Cohen and Malcolm Gissen, as trustees for Malcolm Gissen/Judith Cohen 2003 Trust, have discretionary authority to purchase, vote and dispose of the securities on behalf of the trust. Ms. Cohen and Mr. Gissen disclaim beneficial ownership as to such securities except to the extent of their pecuniary interests therein.

(22)  The Malcolm Gissen/Judith Cohen 2003 Trust's holdings includes shares, 150 shares issuable upon exercise of 150 July 2008 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012, as well as 1,588 shares issuable upon exercise of December 2007 Penalty Warrants at an exercise price of $4.25 per share (25% of which expire on April 12, 2010, 25% expire on May 12, 2010, 25% expire on June 12, 2010 and the remaining 25% expire on March 1, 2012).

(23)  Richard McKee and Beverley McKee, as trustees for The McKee Family 2005 Trust, have discretionary authority to purchase, vote and dispose of the securities on behalf of the trust. Mr. McKee and Ms. McKee disclaim beneficial ownership as to such securities except to the extent of their pecuniary interests therein.

(24)  Andrew Mendelsohn and Judith Mendelsohn, as trustees for Andrew J. and Judith A. Mendelsohn Trust, have discretionary authority to purchase, vote and dispose of the securities on behalf of the trust. Mr. Mendelsohn and Ms. Mendelsohn disclaim beneficial ownership as to such securities except to the extent of their pecuniary interests therein.

(25)  Paolo Morante & Brigid Doherty, as joint tenants, have authority to purchase, vote and dispose of the securities.

(26)  Joe Neal and Janet Neal, as trustees for Neal Revocable Trust, have discretionary authority to purchase, vote and dispose of the securities on behalf of the trust. Mr. Neal and Ms. Neal disclaim beneficial ownership as to such securities except to the extent of their pecuniary interests therein.

(27)  Margo Ogus and Roy Ogus, as trustees for Ogus Family Trust, have discretionary authority to purchase, vote and dispose of the securities on behalf of the trust. Ms. Ogus and Mr. Ogus disclaim beneficial ownership as to such securities except to the extent of their pecuniary interests therein.

(28)  Sudha M. Pennathur and Edward P. Messerly, as joint tenants, have authority to purchase, vote and dispose of the securities.

(29)  Robert B. Viener, as trustee for Robert B. Viener Trust, has discretionary authority to purchase, vote and dispose of the securities on behalf of the trust. Mr. Viener disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(30)  Joan Viener and Robert Viener, as trustees for Joan E. Viener Revocable Trust, have discretionary authority to purchase, vote and dispose of the securities on behalf of the trust. Ms. Viener and Mr. Viener disclaim beneficial ownership as to such securities except to the extent of their pecuniary interests therein.

(31)  Wayne Richards and Christine Richards, as trustees for WL & CM Richards Rev Inter Vivos Trust, have discretionary authority to purchase, vote and dispose of the securities on behalf of the trust. Mr. Richards and Ms. Richards disclaim beneficial ownership as to such securities except to the extent of their pecuniary interests therein.

(32)  Elizabeth Blackburn and John Sedat, as trustees for Sedat Family Revocable Trust, have discretionary authority to purchase, vote and dispose of the securities on behalf of the trust. Ms. Blackburn and Mr. Sedat disclaim beneficial ownership as to such securities except to the extent of their pecuniary interests therein.

(33)  Glenn B. Stoller, as trustee for Glenn B. Stoller Inter Vivos Trust, has discretionary authority to purchase, vote and dispose of the securities on behalf of the trust. Mr. Stoller disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(34)  Noah Stroe, as trustee for U/W Mara Stroe, FBO Anthony Stroe Trust, has discretionary authority to purchase, vote and dispose of the securities on behalf of the trust. Mr. Stroe disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(35)  Susan P. Tom, as trustee for Susan P. Tom Revocable Trust, has discretionary authority to purchase, vote and dispose of the securities on behalf of the trust. Ms. Tom disclaims beneficial ownership as to such securities except to the extent of her pecuniary interests therein.

(36)  Peter Walter and Patricia Caldera-Munoz, as trustees for the Walter 1997 Trust, have discretionary authority to purchase, vote and dispose of the securities on behalf of the trust. Mr. Walter and Ms. Caldera-Munoz disclaim beneficial ownership as to such securities except to the extent of their pecuniary interests therein.

(37)  Arnold B. Wolfe, as trustee for The Arnold and Nancy Wolfe Living Trust, has discretionary authority to purchase, vote and dispose of the securities on behalf of the trust. Mr. Wolfe disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(38)   Martin Garzaron, on behalf of Pomona College, has discretionary authority to purchase, vote and dispose of these securities. Mr. Garzaron disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(39)  Represents 2,160 shares issuable upon exercise of 2,160 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(40)  Includes 720 shares issuable upon exercise of 720 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(41)  Includes 240 shares issuable upon exercise of 240 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(42)  Downsview Capital, Inc. ("Downsview") is the general partner of Cranshire Capital, L.P. ("Cranshire") and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin ("Mr. Kopin"), President of Downsview, has voting control over Downsview. As a result, each of Mr. Kopin, Downsview and Cranshire may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares owned by Cranshire which are being registered hereunder.

(43)  Includes 2,500 shares issuable upon exercise of 2,500 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(44)  Daniel Warsh, manager for Crestview Capital Master, LLC, has discretionary authority to purchase, vote and dispose of these securities. Mr. Warsh disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(45)  Includes 2,500 shares issuable upon exercise of 2,500 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(46)  Includes 240 shares issuable upon exercise of 240 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(47)  Robert Meyer, General Partner of Ehrlich Hood Associates LP, has discretionary authority to purchase, vote and dispose of these securities. Mr. Meyer disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(48)  Includes 240 shares issuable upon exercise of 240 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(49)  Martin Garzaron, on behalf of The Natural Resources Fund, has discretionary authority to purchase, vote and dispose of these securities. Mr. Garzaron disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(50)  Includes 3,840 shares issuable upon exercise of 3,840 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(51)  Includes 3,960 shares issuable upon exercise of 3,960 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(52)  Includes 1,008 shares issuable upon exercise of 1,008 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(53)  Lee Harrison Corbin, Treasurer of Josephine Lawrence Hopkins Foundation, has discretionary authority to purchase, vote and dispose of these securities. Mr. Corbin disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(54)  Includes 1,200 shares issuable upon exercise of 1,200 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(55)  Craig Porter, for Front Street Investment Management Inc., has discretionary authority to purchase, vote and dispose of these securities. Mr. Porter disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(56)  Includes 24,000 shares issuable upon exercise of 24,000 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(57)  Includes 240 shares issuable upon exercise of 240 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(58)  Rick Kung, President of 2035718 Ontario Inc., has discretionary authority to purchase, vote and dispose of these securities. Mr. Kung disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(59)  Includes 2,400 shares issuable upon exercise of 2,400 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(60)  Joshua Silverman, on behalf of Iroquois Master Fund Ltd., has discretionary authority to purchase, vote and dispose of these securities. Mr. Silverman disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(61)  Includes 2,000 shares issuable upon exercise of 2,000 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(62)  Soren Hansen, for Nordea Bank Danmark A/S, has discretionary authority to purchase, vote and dispose of these securities. Mr. Hansen disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(63)  Includes 12,000 shares issuable upon exercise of 12,000 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(64)  Includes 240 shares issuable upon exercise of 240 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(65)  Includes 240 shares issuable upon exercise of 240 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(66)  Murray Cohen, Treasurer of Mecca Temple A.A.O.N.M.S., has discretionary authority to purchase, vote and dispose of these securities. Mr. Cohen disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(67)  Includes 480 shares issuable upon exercise of 480 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(68)  Jerry Swank, on behalf of The Dalrymple Global Resources Master Fund, LP, has discretionary authority to purchase, vote and dispose of these securities. Mr. Swank disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(69)  Includes 12,000 shares issuable upon exercise of 12,000 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(70)  Mitchell Fein, for Truk International Fund, LP, has discretionary authority to purchase, vote and dispose of these securities. Mr. Fein disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(71)  Includes 696 shares issuable upon exercise of 696 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(72)  Mitchell Fein, for Truk Opportunity Fund, LLC, has discretionary authority to purchase, vote and dispose of these securities. Mr. Fein disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(73)  Includes 1,704 shares issuable upon exercise of 1,704 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(74)  Cyril Geacintov, President of Russian Nobility Association, has discretionary authority to purchase, vote and dispose of these securities. Mr. Geacintov disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(75)  Includes 480 shares issuable upon exercise of 480 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(76)  Robert Lauzon, for Uranium Focused Energy Fund, has discretionary authority to purchase, vote and dispose of these securities. Mr. Lauzon disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(77)  Includes 10,200 shares issuable upon exercise of 10,200 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(78)  Includes 120 shares issuable upon exercise of 120 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(79)  Dushy Selvaratnam, portfolio manager for Hadron Master Fund, has discretionary authority to purchase, vote and dispose of these securities. Mr. Selvaratnam disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(80)  Includes 7,200 shares issuable upon exercise of 7,200 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(81)  Includes 2,400 shares issuable upon exercise of 2,400 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(82)  Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment discretion over the securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge International LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge International LLC.

(83)  Includes 5,000 shares issuable upon exercise of 5,000 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(84)  Includes 108 shares issuable upon exercise of 108 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(85)  Includes 120 shares issuable upon exercise of 120 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(86)  Includes 240 shares issuable upon exercise of 240 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(87)  John Campbell for Camlin Asset Management, on behalf of Jim Pattison Developments Ltd., has discretionary authority to purchase, vote and dispose of these securities. Mr. Campbell disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(88)  Includes 1,500 shares issuable upon exercise of 1,500 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(89)  John Campbell for Camlin Asset Management, on behalf of Camlin Global Catalyst Fund, has discretionary authority to purchase, vote and dispose of these securities. Mr. Campbell disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(90)  Includes 504 shares issuable upon exercise of 504 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(91)  Bradley Kirk, for I.G. Investment Management, Ltd., as trustee for Investors Mergers and Acquisitions Fund, has discretionary authority to purchase, vote and dispose of these securities. Mr. Kirk disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(92)  Includes 20,076 shares issuable upon exercise of 20,076 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

(93)  Morton A. Cohen, on behalf of Clarion Capital Corporation, has discretionary authority to purchase, vote and dispose of these securities. Mr. Cohen disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(94)  Includes 2,500 shares issuable upon exercise of 2,500 Penalty Warrants at an exercise price of $3.10 per share and expiring on March 1, 2012.

PLAN OF DISTRIBUTION

Timing of Sales

The Selling Stockholders may offer and sell the shares covered by this prospectus at various times. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Offering Price

The Selling Stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold on the NYSE Amex Equities Exchange, any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, or in transactions otherwise than on these exchanges or systems and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

    a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

    purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

    ordinary brokerage transactions in which the broker solicits purchasers;

    through options, swaps or derivative;

    privately negotiated transactions; or

    in a combination of any of the above methods.

The Selling Stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by any Selling Stockholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with the Selling Stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for the Selling Stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholders. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to commissions or receive from commissions the purchasers of shares as described above.

If the Selling Stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to the registration statement of which this prospectus forms a part, disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the Selling Stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 750,000,000 shares of common stock with a par value of $0.001 per share. As of March 1, 2010, there were 60,293,674 shares of our common stock issued and outstanding.

Upon liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share rateably in all net assets available for distribution to common stockholders after payment to secured convertible promissory note holders and creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our Board of Directors may from time to time determine. In the event of a merger or consolidation all holders of common stock will be entitled to receive the same per share consideration.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Lang Michener LLP, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

Our consolidated financial statements for the year ended July 31, 2009 incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Ernst & Young LLP, Chartered Accountants ("Ernst & Young"), an independent registered public accounting firm, as stated in their report dated October 13, 2009. The report of Ernst & Young, which is incorporated herein by reference from the our Annual Report on Form 10-K for the year ended July 31, 2009, and the consolidated financial statements for the year ended July 31, 2009, have been so incorporated in reliance upon such report given upon on the authority of such firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

  Annual Report on Form 10-K for the fiscal year ended July 31, 2009, filed October 15, 2009;

  Quarterly Report on Form 10-Q for the quarter ended October 31, 2009, filed December 15, 2009;

  Current Reports on Form 8-K filed with the SEC on October 19, 2009, November 12, 2009, November 27, 2009, December 23, 2009, December 30, 2009, January 21, 2010, February 23, 2010, February 24, 2010 and March 4, 2010; and

  The description of our common stock contained in the Registration Statement on Form 8-A, as filed with the SEC on December 12, 2005, as updated in the Company's 10-KSB for the Company's year ended December 31, 2005, as filed with the SEC on April 13, 2006, which describes the Company's forward stock split of 1.5-for-one of the Company's total issued and outstanding stock and authorized share capital, effective February 28, 2006, which increased the Company's authorized share capital to 750,000,000 shares of common stock.

All documents subsequently filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to termination of the offering shall be deemed to be incorporated by reference into the prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information, at no cost to the requester, upon written or oral request at the following address or telephone number: Uranium Energy Corp., 500 North Shoreline, Suite 800N, Corpus Christi, Texas, 78471; telephone number (512) 828-6980.

We file annual and quarterly reports, current reports on Form 8-K and proxy statements with the SEC.  The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

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URANIUM ENERGY CORP.

11,940,743 Shares of Common Stock

PROSPECTUS

◆ , 2010

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a list of the expenses to be incurred by us in connection with the preparation and filing of this registration statement. All amounts shown are estimates except for the SEC registration fee:

SEC Registration Fee	$3,167
Accounting fees and expenses	$10,000
Legal fees and expenses	$15,000
Transfer agent and registrar fees	$2,000
Fees and expenses for qualification under state securities laws	$1,000
Miscellaneous	$1,000
Total:	$32,167

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Stockholders. The Selling Stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage or underwriting discounts or commissions paid by the Selling Stockholders to broker-dealers in connection with the sale of their shares.

Item 15. Indemnification of Officers and Directors.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes ("NRS"), our Articles of Incorporation and our Bylaws.

NRS Section 78.7502 provides that:

(i)           a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

(ii)          a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

(iii)         to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

NRS Section 78.751 provides that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)         by our stockholders;

(b)         by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)         if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

(d)         if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

(e)         by court order.

Our Certificate of Incorporation and Articles provide that no director or officer shall be personally liable to our company, any of our stockholders or any other for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.

Further, our Bylaws provide that we shall, to the fullest and broadest extent permitted by law, indemnify all persons whom we may indemnify pursuant thereto. We may, but shall not be obligated to, maintain insurance, at our expense, to protect ourselves and any other person against any liability, cost or expense. We shall not indemnify persons seeking indemnity in connection with any threatened, pending or completed action, suit or proceeding voluntarily brought or threatened by such person unless such action, suit or proceeding has been authorized by a majority of the entire Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.
Exhibit Number	Description of Exhibit
5.1	Opinion of Lang Michener LLP, with consent to use, regarding the legality of the securities being registered (1)
23.1	Consent of Lang Michener LLP (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm, Ernst & Young, LLP (1)
24.1	Power of Attorney (included on signature pages to the registration statement)

(1)   Filed herewith.

Item 17. Undertakings.

(a)         The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on March 4, 2010.

URANIUM ENERGY CORP.
By:	"Amir Adnani"
Amir Adnani
President, Chief Executive Officer and Director

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amir Adnani as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
NAME	TITLE

"Amir Adnani"	President, Chief Executive Officer and Director	March 4, 2010
Amir Adnani

"Pat Obara"	Secretary, Treasurer and Chief Financial Officer	March 4, 2010
Pat Obara

"Alan P. Lindsay"	Chairman and a Director	March 4, 2010
Alan P. Lindsay

"Erik Essiger"	Director	March 4, 2010
Erik Essiger

"Mark Katsumata"	Director	March 4, 2010
Mark Katsumata

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